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                                  EXHIBIT 10.58

                           SECOND AMENDED AND RESTATED
                        GUARANTY AND INDEMNITY AGREEMENT

          THIS SECOND AMENDED AND RESTATED GUARANTY AND INDEMNITY AGREEMENT (this "AGREEMENT") is entered into as of this 11th day of July, 2002 by and among Horizon Group Properties, Inc., a Maryland corporation ("HGP"), Horizon Group Properties, L.P. a Delaware limited partnership ("HGP LP"), Prime Retail, Inc., a Maryland corporation ("PRIME RETAIL"), and Prime Retail, L.P., a Delaware limited partnership ("PRIME LP").

                                    RECITALS:

          A. Certain affiliates of HGP and HGP LP borrowed funds pursuant to that certain Loan Agreement dated as of June 15, 1998 among Indiana Factory Shops, L.L.C. ("INDIANA LLC"), Nebraska Crossing Factory Shops, L.L.C. ("NEBRASKA LLC"), Third Horizon Group Limited Partnership ("THIRD HORIZON") and Nomura Asset Capital Corporation, as amended by that certain First Amendment to Loan Agreement dated as of June 1999 among Third Horizon, Nebraska LLC, Indiana LLC and LaSalle Bank National Association (the "TRUSTEE"), as trustee for CDC Depositor Trust ST-I (formerly known as Nomura Depositor Trust ST-I), Commercial Mortgage Pass-Through Certificates, Series 1998-ST-I (the predecessor in interest to CDC Mortgage Capital Inc. and as further amended by that certain Second Amendment to Loan Agreement and Settlement Agreement dated as of July 30, 2001 among Third Horizon, HGP, HGP LP and the Trustee (collectively, the "CDC LOAN AGREEMENT").

          B. Pursuant to that certain Guaranty dated as of June 15, 1998 (as reaffirmed by that certain Reaffirmation of Guaranty dated as of July 30, 2001, the "CDC GUARANTY"), Prime LP agreed to guarantee certain obligations arising under the CDC Loan Agreement and related loan documents.

          C. Pursuant to that certain Guaranty and Indemnity Agreement dated as of June 15, 1998 (as amended and restated by that certain Amended and Restated Guaranty and Indemnity Agreement dated as of July 30, 2001, the "GUARANTY AND INDEMNITY AGREEMENT"), HGP and HGP LP, among other things, agreed, jointly and severally, to indemnify Prime Retail, Prime LP and certain related parties from losses they may incur as a result of the execution and delivery of the CDC Guaranty by Prime LP.

          D. Prime LP, as the successor to Horizon/Glen Outlet Centers Limited Partnership ("HORIZON/GLEN LP"), is jointly and severally liable with HGP for any and all obligations arising under that certain promissory note by Horizon/Glen LP in favor of First of America Bank -

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Michigan, N.A. ("FIRST OF AMERICA") dated December 28, 1995 in the original principal amount of $2,800,000 (as amended from time to time, together with any other documents or instruments executed and/or delivered in connection with or otherwise related to such note, collectively, the "FIRST OF AMERICA LOAN DOCUMENTS").

          E. Beal Bank, S.S.B., a savings bank organized under the laws of the State of Texas (the "LENDER"), has agreed to refinance a portion of the amount outstanding under the CDC Loan Agreement by making a loan (the "LOAN") to Monroe Outlet Center L.L.C., a Delaware limited liability company (the "BORROWER"), in the maximum principal amount of $7,000,000.00, evidenced by (i) that certain Promissory Note I ("NOTE I"), of even date herewith, in the stated principal amount of $3,000,000.00 and (ii) that certain Promissory Note II ("NOTE II"), of even date herewith, in the stated principal amount of $4,000,000.00 (collectively the "NOTES"), each secured by instruments including, without limitation, two Mortgages, Security Agreements and Assignments of Leases and Rents (collectively, the "MORTGAGES"), executed by the Borrower. Such Mortgages, Notes and any other documents executed in connection with the Loan are collectively referred to herein as the "LOAN DOCUMENTS".

          F. One of the conditions to the Lender's agreement to make the Loan is that Prime LP guarantee (the "BEAL GUARANTY") to the Lender the full and timely payment of up to $4,000,000 of the duties and obligations of the Borrower under Note II, the Mortgage which encumbers the real property located in Monroe County, Michigan owned by Borrower and the other Loan Documents to the extent they relate to the real property described above, whether or not the Borrower has personal liability thereunder or therefor.

          G. Concurrent with the making of the Loan, the balance of the amount outstanding under the CDC Loan Agreement will be refinanced or otherwise retired and the CDC Guaranty will be terminated and of no further force and effect.

          H. In consideration of the agreement of Prime LP to provide the foregoing accommodations, Prime Retail, Prime LP, HGP and HGP LP have agreed to further amend and restate the Guaranty and Indemnity Agreement in its entirety as set forth herein.

          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE ONE

                                   DEFINITIONS

          Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Loan Documents.

                                   ARTICLE TWO

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                         REPRESENTATIONS AND WARRANTIES

          2.1 REPRESENTATIONS AND WARRANTIES OF HGP AND HGP LP. In order to induce Prime LP to enter into the Beal Guaranty and this Agreement, HGP and HGP LP jointly and severally represent and warrant, as of the date hereof, that:

               (a) HGP is a Maryland corporation duly organized, validly existing and in good standing under the laws of the state of its organization. HGP LP is a Delaware limited partnership duly organized, validly existing and in good standing under the laws of the state of its organization. Each of HGP and HGP LP is qualified to do business and is in good standing under the laws of each jurisdiction in which the nature of its business requires it to be so qualified, (ii) has full power to own and lease its properties and to conduct its business as now being conducted and as contemplated to be conducted in the future, and (iii) has full power and authority and legal right, has taken all necessary corporate and partnership action, as applicable, and has obtained all necessary consents and approvals required by applicable law to permit it to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by each of HGP and HGP LP, and constitutes the legal, valid and binding obligations of each of HGP and HGP LP, enforceable against each of HGP and HGP LP in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors rights generally, and to general principles of equity.

               (b) The execution, delivery and performance of this Agreement by each of HGP and HGP LP do not (i) conflict with or violate the Amended and Restated Articles of Incorporation or other charter documents or By-laws, limited partnership agreement or other organizational documents, as the case may be, of HGP or HGP LP, (ii) contravene or conflict with any law, statute, rule, or regulation applicable to HGP or HGP LP, (iii) contravene or conflict with, result in any breach of, or constitute a default under, any material agreement or instrument binding on HGP or HGP LP, or to which any of their respective properties or assets are subject, (iv) result in or require the creation or imposition of any lien whatsoever upon any of the properties or assets of HGP or HGP LP (other than the liens arising pursuant to this Agreement or any other documents or instruments required or contemplated by this Agreement), or (v) require any approval of stockholders or partners or any approval or consent of any Person under any agreement or instrument binding on HGP or HGP LP or to which any of their respective properties or assets are subject which has not already been obtained.

               (c) To the best knowledge of HGP and HGP LP, after execution and delivery of the Loan Documents by the parties thereto, no Event of Default has occurred and is continuing.

               (d) There are no offsets or defenses available to HGP or HGP LP to the payment of any amounts required under the Loan Documents or otherwise to the

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          enforcement by the Lender of the Loan Documents.

               (e) The outstanding principal balance of the Loan, after giving effect to funding of such Loan, will be approximately $7 million.

                                  ARTICLE THREE

                                  GUARANTY FEE

          HGP and HGP LP, jointly and severally, agree to pay Prime LP an annual fee of $60,000 which shall accrue from June 30, 2002 until the date of the termination and unconditional release of any and all obligations under the Beal Guaranty and be payable in equal quarterly installments in arrears on each March 31, June 30, September 30 and December 31, commencing June 30, 2002 (and on the date of termination and release). At such time as Prime LP is no longer liable as a guarantor with respect to any debt obligations of HGP, HGP LP or any of their affiliates, Prime LP will pay to HGP LP an amount equal to the lesser of
(i) $60,000 or (b) the amount that HGP and/or HGP LP had previously paid to Prime LP pursuant to this Article Three since June 30, 2002.

                                  ARTICLE FOUR

                        COVENANTS RELATING TO GUARANTEES

          Each of HGP and HGP LP covenants and agrees with Prime Retail and Prime LP that the covenants set forth in this Section 4 will terminate upon the termination and unconditional release of any and all obligations of Prime Retail and Prime LP under the Loan Documents and the First of America Loan Documents and the payment and performance in full of the reimbursement obligations of HGP and HGP LP under this Agreement; provided, that notwithstanding anything to the contrary in the foregoing, the covenants set forth in Sections 4.5 and 4.6 shall not terminate unless and until there also has been an unconditional release of any and all obligations of Prime Retail and Prime LP under the Loan Documents and the First of America Loan Documents and the payment and performance in full of all obligations of HGP and HGP LP under this Agreement in respect thereto.

          4.1 DELIVERIES UNDER LOAN DOCUMENTS. HGP will deliver copies to Prime Retail and Prime LP of any notices or other information delivered or received by HGP or HGP LP under the Loan Documents and the First of America Loan Documents, promptly following the delivery or receipt of such notices or information. HGP and HGP LP will also provide to Prime Retail and Prime LP such other data and information (financial and otherwise) as Prime Retail or Prime LP, from time to time, may reasonably request bearing upon or related to the financial condition, results of operations and credit worthiness of HGP and HGP LP.

          4.2 AMENDMENTS. Neither HGP nor HGP LP will amend, modify, grant, or permit the amendment, modification, termination or grant of, or any waiver under (or consent to, or permit or suffer to occur any action or omission which results in, or is equivalent to, an amendment,

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modification, or grant of a waiver under) the Loan Documents or the First of
American Loan Documents without the prior written consent of Prime Retail and Prime LP, which consent shall not be unreasonably withheld.

          4.3 REFINANCINGS AND RELEASES. HGP and HGP LP hereby agree to use commercially reasonable efforts to obtain the release of Prime Retail and Prime LP from any and all obligations under the First of America Loan Documents as promptly as practicable.

          4.4 APPLICATION OF EXCESS PROCEEDS. HGP and HGP LP hereby agree to apply or to cause their subsidiaries to apply any Excess Proceeds FIRST to the payment of any outstanding obligations under Note II (for so long as Prime LP remains liable as a guarantor in respect of such debt) and SECOND to permanently reduce any other indebtedness (including permitted pre-payments of principal amortization) with respect to which Prime Retail or Prime LP is or may be liable as a guarantor, co-obligor or otherwise. "Excess Proceeds" shall mean the aggregate amount of net cash proceeds (after transaction costs and expenses) received by HGP or any of its subsidiaries, including HGP LP, with respect to
(i) any financing, refinancing, sale, transfer or other disposition, including a pledge, of the property currently held by any of Lakeshore Marketplace, LLC, Medford Outlet Center LLC, Laughlin Outlet Center LLC or Warrenton Outlet Center LLC or (ii) the issuance of any equity interest; provided, however, "Excess Proceeds" shall not include any such proceeds applied to make mandatory payments in respect of any indebtedness of HGP or HGP LP.

          4.5 RESTRICTIONS ON DISTRIBUTIONS. Neither HGP nor HGP LP will (i) declare or pay any cash dividends, (ii) make any cash distributions to any partners, members or shareholders of any of HGP or HGP LP (other than distributions to HGP from HGP LP to fund corporate administrative expenses incurred in the ordinary course of business) or (iii) set aside any funds for any such purpose, other than dividends or distributions in the minimum amount necessary under the Internal Revenue Code of 1986 (the "CODE") in order to maintain HGP's status as a real estate investment trust under the Code.

          4.6 PLEDGE AGREEMENT. Each of Prime Retail and Prime LP acknowledge and agree that certain Pledge Agreement, dated as of July 31, 2001, made by HGP and HGP LP in favor of Prime Retail and Prime LP, pursuant to which HGP LP and Third HGI, L.L.C., among other things, pledged to Prime Retail and Prime LP (i) a 99% limited partnership interest in Third Horizon and (ii) a 1% general partnership interest in Third Horizon, shall be deemed terminated and of no further force and effect upon the execution and delivery of this Agreement and the Pledge Agreement.

          4.7 RESTRICTIONS ON ENCUMBRANCES. Except only for (i) the liens and security interests arising under the Mortgage and related documents dated July 30, 2001 with Greenwich Capital Financial Products related to the Lakeshore Marketplace center and (ii) the liens and security interests arising under the mortgages and related documents dated of even date herewith with UBS Warburg Real Estate Investments Inc. and each of Medford Outlet Center LLC, Laughlin Outlet Center LLC and Warrenton Outlet Center LLC, without the written consent of Prime LP and Prime Retail, which Prime LP and Prime Retail may withhold in their sole discretion, HGP LP shall not, and HGP and HGP LP shall cause each of Lakeshore Marketplace Finance Company, Inc., Medford Holdings LLC, Laughlin Holdings LLC and Warrenton Holdings LLC not to, execute, cause, allow

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or suffer any pledge or encumbrance of their limited liability company interests in any of Lakeshore Marketplace, LLC, Medford Outlet Center LLC, Laughlin Outlet Center LLC or Warrenton Outlet Center LLC.

          4.8 NOTICES REGARDING EVENTS OF DEFAULT. HGP and HGP LP will promptly notify Prime Retail and Prime LP of any event or circumstance that is reasonably likely to result in an Event of Default under the Loan Documents or the First of America Loan Documents.

                                  ARTICLE FIVE

                              INTENTIONALLY OMITTED

                                   ARTICLE SIX

                             CONSENT OF PRIME RETAIL

          6.1 CONSENT. Prime Retail hereby consents to HGP, HGP LP and their affiliates entering into the Loan Documents.

                                  ARTICLE SEVEN

                                    INDEMNITY

          7.1 INDEMNITY. HGP and HGP LP jointly and severally agree to indemnify, defend, protect and hold Prime Retail and Prime LP and each of the their respective officers, directors and affiliates (collectively, the "Indemnified Parties") harmless from and against, and to pay within ten (10) days after demand, any and all claims, damages, losses, liabilities, judgments, costs and expenses of any kind or nature whatsoever which the Indemnified Parties may incur or suffer by reason of, in connection with, or by virtue of any breach or violation of this Agreement by HGP or HGP LP or by reason of the execution, delivery or performance of, this Agreement, the Beal Guaranty or any other credit enhancement relating to the Loan Documents or the First of America Loan Documents including, without limitation, the reasonable fees and expenses of counsel for the Indemnified Parties with respect thereto. Promptly after receipt by the Indemnified Parties of notice of the commencement, or threatened commencement, of any action subject to the indemnities contained in this Section, the Indemnified Parties shall promptly notify HGP thereof, provided, however, that the failure of any Indemnified Party so to notify HGP will not affect the obligation of HGP and HGP LP to indemnify the Indemnified Parties with respect to such actions or any other action pursuant to this Section except to the extent such obligation shall have been incurred solely and as a direct consequence of such failure. The obligations of HGP and HGP LP under this Section shall survive forever, regardless of the termination of this Agreement or the payment in full of all of HGP and HGP LP's obligations hereunder. To the extent that the undertaking to indemnify, defend, protect and hold harmless set forth herein may be unenforceable as violative of any law or public policy, HGP and HGP LP agree to pay the maximum portion which is permitted to be paid under

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applicable law. Any amounts unpaid following demand pursuant to this Section shall accrue interest at a rate of 12% per annum.

                                  ARTICLE EIGHT

                                  MISCELLANEOUS

          8.1 MODIFICATION OF THIS AGREEMENT. No amendment, modification or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by Prime Retail, Prime LP, HGP and HGP LP. Any such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

          8.2 WAIVER OF RIGHTS BY PRIME RETAIL AND PRIME LP. No course of dealing or failure or delay on the part of Prime Retail or Prime LP in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise or the exercise of any other right or privilege. The rights of Prime Retail and Prime LP under this Agreement are cumulative and not exclusive of any rights or remedies which Prime Retail or Prime LP would otherwise have, including, without limitation, any rights of subrogation.

          8.3 SEVERABILITY. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

          8.4 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

          8.5  NOTICES

          All notices or other communications required or permitted hereunder shall be (i) in writing and shall be deemed to be given (A) when received, if delivered in person, (B) three business days after deposit in a receptacle of the United States mail as registered or certified mail, postage prepaid, (C) the business day after notice on which the party to whom such notice is addressed refuses delivery by mail or by private courier service and (ii) addressed as follows:

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If to HGP or HGP LP     Horizon Group Properties, Inc.

                                     5000 Hakes Drive
                                     Norton Shores, MI 49411
                                     Attn: President

          with a copy to:            Schiff, Hardin & Waite
                                     6600 Sears Tower
                                     Chicago, IL 60606-6473
                                     Attn: David Grossberg, Esq.

          If to Prime Retail or      Prime Retail, Inc.
          Prime LP                   100 East Pratt Street
                                     19th Floor
                                     Baltimore, MD 21202
                                     Attn: R. Kelvin Antill

          with a copy to:            Winston & Strawn
                                     35 W. Wacker Drive
                                     Chicago, IL 60601
                                     Attn: Steven J. Gavin

          8.6 WAIVER OF OFFSET AND COUNTERCLAIM. HGP and HGP LP hereby waive any and all rights of offset or counterclaim which HGP and HGP LP may otherwise have against Prime Retail and Prime LP in connection with the enforcement of their rights hereunder.

          8.7 JOINT AND SEVERAL LIABILITY. The obligations of HGP and HGP LP hereunder shall be joint and several. Neither Prime Retail nor Prime LP shall not obligated to exercise any right or take any action against either HGP or HGP LP prior to the enforcement of its rights against the other.

          8.8 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in Maryland this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself (without making such submission exclusive) to the personal jurisdiction of any federal court located in Maryland in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

          8.9 ENTIRE AGREEMENT. This Agreement (including the exhibits attached hereto) contains the entire agreement among the parties hereto with respect to the transactions contemplated hereunder, and supercedes all negotiations, representations, warranties, commitments, offers,

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contracts and writings prior to the date hereof including without limitation the original Guaranty and Indemnity Agreement and the amended and restated Guaranty and Indemnity Agreement.

                            [signature page follows]

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          IN WITNESS WHEREOF the parties hereto have executed this instrument as of the date and year first above written.

                                 HORIZON GROUP PROPERTIES, INC.

                                 By:
                                        -----------------------------

                                 Its:
                                        -----------------------------


                                 HORIZON GROUP PROPERTIES, L.P.

                                 By:  HORIZON GROUP PROPERTIES, INC.

                                 By:
                                        -----------------------------

                                 Its:
                                        -----------------------------


                                 PRIME RETAIL, INC.

                                 By:
                                        -----------------------------

                                 Its:
                                        -----------------------------


                                 PRIME RETAIL, L.P.

                                 By:  PRIME RETAIL, INC.

                                 By:
                                        -----------------------------

                                 Its:
                                        -----------------------------

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